UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2011

CUBESMART

CUBESMART, L.P.

(Exact Name Of Registrant As Specified In Charter)

Maryland (CubeSmart)	001-32324	20-1024732
Delaware (CubeSmart, L.P.)	000-54662	34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000, Wayne, Pennsylvania 19087

(Address of Principal Executive Offices)

(610) 293-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 24, 2011, CubeSmart, L.P., a Delaware limited partnership (the “Operating Partnership”), the operating partnership through which CubeSmart, a Maryland real estate investment trust (“CubeSmart”, the “Company” or “we”), owns all of its assets and conducts its operations announced that the Operating Partnership entered into a purchase agreement (the “Purchase Agreement”) to acquire a portfolio of 22 open and operating self-storage facilities from Storage Deluxe that contain an aggregate of approximately 1.6 million rentable square feet, including a recently opened 50,000 square foot property located in Bronx, NY.  The properties are located in Brooklyn, NY, Woodhaven, NY, Jamaica, NY, Yorktown, NY, Tuckahoe, NY, New Rochelle, NY, Bronx, NY, Wilton, CT, Shelton, CT and Norristown, PA.  We refer to this acquisition as the “Storage Deluxe Acquisition.”

The aggregate purchase price for the properties is approximately $560 million, comprised of approximately $472 million payable in cash and the assumption of approximately $88 million of existing fixed-rate debt.  In connection with the execution of the Purchase Agreement, we are depositing approximately $45 million in escrow as earnest money.  This escrow amount (excluding interest thereon) will be credited towards payment of the purchase price at the closing of the acquisition.  In addition to the purchase price, we expect to incur approximately $4.6 million of acquisition costs in connection with the Storage Deluxe Acquisition.

We expect to consummate the acquisition in two tranches.  We anticipate closing on the purchase of 16 unencumbered properties with a purchase price of approximately $357.3 million during the fourth quarter of 2011 (“First Deluxe Closing”).  We anticipate closing on the purchase of the remaining properties with a purchase price of approximately $202.7 million, including the assumption of $88 million of secured fixed-rate debt, immediately following completion of the loan assumption process which we expect to occur during the first quarter of 2012, except that closing under two of these remaining properties may be further extended in order to secure certain third party consents.

The consummation of the Storage Deluxe Acquisition is subject to satisfactory examination of the title to the properties, the ability to obtain title insurance, receipt of estoppels from ground lease lessors related to the leases to be assigned, execution of an additional lease at one facility with an affiliate of the seller, lender consents to the assumption of $88 million of secured fixed-rate debt and customary closing conditions, including the receipt of third party consents.  We cannot assure you that we will be able to complete the acquisition of these properties as anticipated or at all.

If the lenders do not consent to the assumption of the $88 million of secured fixed-rate debt on the properties by July 31, 2012, the sellers can terminate the Purchase Agreement with respect to the second group of properties.  We may also elect to terminate the Purchase Agreement if certain title deficiencies are not remedied by the sellers.  In the event that the sellers breach their obligations to consummate the Storage Deluxe Acquisition in a material way, we may either (i) terminate the Purchase Agreement, in which case we will be entitled to the return of the earnest money or (ii) specifically enforce the Purchase Agreement within 30 days of the breach.  In the event that the sellers breach any of their representations or warranties, our sole and exclusive remedy is to pursue a claim against the sellers within 30 days of closing for actual damages which may not exceed $1.0 million, subject to minimum damages of $10,000 and other limitations.  We have the right to terminate the Purchase Agreement if the sellers intentionally or willfully breach or default in certain of their obligations and the breach or default results in the failure of the lenders to approve the assumption of the $88 million of secured fixed-rate debt.  Upon such termination we will be entitled to the return of a portion of the earnest money and $9.0 million as liquidated damages.  We will have no right to terminate the Purchase Agreement if any of the properties is damaged or destroyed by fire or other casualty.  If we breach our representations and warranties or fail to comply with our covenants in a material respect, the sellers may terminate the Purchase Agreement, in which case any remaining earnest money that has not been used in a prior closing will be paid to them as liquidated damages.

We expect to finance the cash purchase price for the Storage Deluxe Acquisition through available sources of capital at the time of the transaction, which may include borrowings under the revolving portion of our unsecured credit facility, additional secured or unsecured financings, sales of common or preferred shares in public offerings or private placements or the bridge financing facilities described below.  We are in the process of continuing to finalize these sources of financing and cannot assure you that any or all of these sources of financing will be available to us, on favorable terms or at all.

In order to ensure that financing will be available to consummate the Storage Deluxe Acquisition, we have received $300.0 million of combined bridge financing facilities from affiliates of Wells Fargo Securities, LLC.

Under these facilities, an affiliate of Wells Fargo Securities, LLC has agreed to provide us with a new $100.0 million unsecured term loan facility, subject to certain conditions, including the absence of material adverse change, satisfactory due diligence, and the receipt of at least $175.0 million in equity capital.  This term loan facility will mature within six months, but we will have the ability to extend for an additional five years.  We refer to this term loan facility as the “Storage Deluxe Acquisition Bridge Facility.”  The Storage Deluxe Acquisition Bridge Facility will be guaranteed by all our existing and future material subsidiaries.  The Storage Deluxe Acquisition Bridge Facility bears interest at variable rates.  Other covenants, indemnification provisions and conditions precedent to borrowings under the Storage Deluxe Acquisition Bridge Facility are substantially the same as those under our existing revolving credit facility.  The commitments under the Storage Deluxe Acquisition Bridge Facility are available until April 30, 2012.  The commitments under the Storage Deluxe Acquisition Facility are subject to certain conditions.  The foregoing summary of the Storage Deluxe Acquisition Bridge Facility is subject to, and qualified in its entirety by, the full text of the Commitment Letter for $100 million Senior Unsecured Term Loan Facility dated October 24, 2011, which is filed as Exhibit 10.4 hereto and the terms of which are incorporated by reference.

Another affiliate of Wells Fargo Securities, LLC has agreed to purchase, upon our request and subject to certain conditions, up to 8,000,000 shares (or $200.0 million in aggregate liquidation preference) of a new series of our cumulative redeemable preferred shares, which we refer to as our “Preferred Equity Line.”  See Item 3.02 below for more specifics of the Preferred Equity Line.  The information under Item 3.02 is incorporated by reference into this Item 1.01.

The foregoing summary of the Purchase Agreement and the Storage Deluxe Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and the terms of which are incorporated herein by reference.

The Purchase Agreement has been included with this Form 8-K pursuant to applicable rules and regulations of the Securities and Exchange Commission in order to provide investors and shareholders with information regarding its terms. However, it is not intended to provide any other factual information about the Company, the Operating Partnership, the sellers under the Purchase Agreement, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Purchase Agreement have been made only for the purpose of the Purchase Agreement, and, as such, are intended solely for the benefit of the parties to the Purchase Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Purchase Agreement. Furthermore, many of the representations and warranties in the Purchase Agreement are the result of negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, the Operating Partnership, the sellers under the Purchase Agreement, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or shareholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and these changes may not be fully reflected in the Company’s or the Operating Partnership’s public disclosures.

As a result of the foregoing, investors and shareholders are strongly encouraged not to rely on the representations, warranties and covenants contained in the Purchase Agreement, or on any descriptions thereof, as accurate characterizations of the state of facts or condition of the Company, the Operating Partnership or any other party. Investors and shareholders are likewise cautioned that they are not third-party beneficiaries under the Purchase Agreement and do not have any direct rights or remedies pursuant to the Purchase Agreement.

Item 2.02               Results of Operations and Financial Condition.

On October 24, 2011, the Company announced certain preliminary unaudited select financial results for the three and nine months ended September 30, 2011.  A copy of the Company’s combined acquisition and earnings press release is furnished as Exhibit 99.2 to this Form 8-K.

Item 3.02               Unregistered Sales of Equity Securities

On October 24, 2011, CubeSmart and the Operating Partnership entered into a Purchase Agreement (the “WFIH Purchase Agreement”) with Wells Fargo Investment Holdings, LLC (“WFIH”) pursuant to which WFIH agreed to purchase, at the request of CubeSmart, up to 8,000,000 shares of a new class of preferred shares of CubeSmart that, if issued, would be designated as Series B Cumulative Redeemable Preferred Shares (the “Series B Preferred Shares”) and would have a liquidation preference $25.00 per share and be issued at a price per share equal to $24.08.  If CubeSmart elects to sell any Series B Preferred Shares, the closing will occur no later than March 31, 2012.  Proceeds from the sale, if any, of Series B Preferred Shares will be used to fund directly or indirectly a portion of the purchase price for the Storage Deluxe Acquisition discussed in Item 1.01 above.

WFIH’s obligation to purchase Series B Preferred Shares is subject to customary closing conditions.  If CubeSmart or the Operating Partnership raises in excess of $150 million through public offerings of common or preferred shares prior to the First Deluxe Closing, then the number of Series B Preferred Shares to be purchased by WFIH is subject to reduction from 8,000,000 by a number of shares equal to the quotient obtained by dividing (i) the gross proceeds received in the public offerings in excess of $150 million divided by (ii) $25.00, subject to certain limitations set forth in the WFIH Purchase Agreement.  In no event, however, would the number of shares issuable to WFIH be reduced to less than 2,000,000 unless there is a series of CubeSmart preferred securities with substantially similar distribution rights and rights upon a liquidation or dissolution as the Series B Preferred Shares, which are or will be listed on a national exchange, in which case WFIH would have the right to convert the Series B Preferred Shares into such comparable securities.  If after the earlier of the first anniversary of the issuance of Series B Preferred Shares or December 25, 2012 (the “Trigger Date”) less than 2,000,000 Series B Preferred Shares remain outstanding, then WFIH would have the right to exercise such conversion right at 75% of the then trading price of such comparable securities (based on the average of the closing prices of such securities for the ten-day trading price preceding such conversion).

In addition, if CubeSmart or the Operating Partnership raises in excess of $500 million of capital at any time subsequent to October 24, 2011, including through the issuance of equity or incurrence of debt, or asset sales, WFIH shall have no obligation to purchase Series B Preferred Shares.

The Series B Preferred Shares issuable under the Preferred Equity Line will bear distributions, payable quarterly, at the rate of three-month LIBOR plus 5% until the Trigger Date and 12% thereafter.  We will have the right to redeem the Series B Preferred Shares issuable under the Preferred Equity Line until the Trigger Date, in whole or in part, for cash at a redemption price per share equal to the liquidation preference of the shares multiplied by 96.85% plus all accumulated and unpaid distributions; and at any time or from time to time after the five year anniversary of the Trigger Date, in whole but not in part, for cash at a redemption price per share equal to the liquidation preference (including all accumulated and unpaid distributions).  We will not be able to redeem these shares between the Trigger Date and the fifth anniversary of the Trigger Date, subject to certain exceptions to maintain our REIT qualification or upon a change of control.

Wells Fargo Securities, LLC will receive a fee in connection with the Preferred Equity Line of up to 1.25% of the aggregate liquidation preference of the Series B Preferred Shares that may be issued.

The Series B Preferred Shares are being offered and will be sold by CubeSmart to WFIH without being registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemption under Section 4(2) of the Act.  WFIH represented in the WFIH Purchase Agreement that it is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Act.

In connection with the transactions contemplated by the WFIH Purchase Agreement, CubeSmart and WFIH entered into a Registration Rights Agreement, dated October 24, 2011 (the “Registration Rights Agreement”), pursuant to which CubeSmart agreed to file a registration statement registering the resale of the Series B Preferred Shares that may be issued pursuant to the WFIH Purchase Agreement (or any equity security for which such shares may be exchanged in accordance with their terms) as soon as practicable but no later than 270 days after the closing of the sale of the Series B Preferred Shares under the WFIH Purchase Agreement and to use its commercially reasonable efforts to cause such registration statement to be declared effective within ninety (90) days after the filing thereof or as soon as reasonable practicable thereafter.

The description of the Registration Rights Agreement contained herein is qualified in its entirety by reference to the Registration Rights Agreement filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.  The description of the Series B Preferred Shares contained herein is qualified in its entirety by reference to the form of Articles Supplementary to CubeSmart’s Declaration of Trust filed as Exhibit 99.1 to this Form 8-K.  The form of Articles Supplementary are subject to completion and the final Articles Supplementary will be filed to establish the Series B Preferred Shares if CubeSmart elects to issue any such shares and the conditions to issuance and WFIH’s purchase obligation as set forth in the WFIH Purchase Agreement are satisfied.  We have agreed to provide WFIH and its affiliates a conditional waiver from the ownership limitations in CubeSmart’s declaration of trust to allow WFIH to acquire all of the Series B Preferred Shares that may be issued under the WFIH Purchase Agreement.  We have attached the ownership waiver as Exhibit 10.3 to this Form 8-K.

Item 7.01               Regulation FD Disclosure.

On October 24, 2011, the Company and the Operating Partnership issued a press release announcing the execution of the Purchase Agreement, the bridge financing commitments and certain preliminary unaudited select financial results for the three and nine months ended September 30, 2011, a copy of which is furnished as Exhibit 99.2 hereto.

The Company believes that certain statements in the information attached as Exhibit 99.1 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission.

Item 9.01                                             Financial Statements and Exhibits

Exhibit Number	Description

10.1	Agreement for Purchase & Sale entered into on October 24, 2011 by and between CubeSmart, L.P. and 200 East 135th Street LLC, 1880 Bartow Avenue LLC, 255 Exterior St

Exhibit Number	Description

LLC, 1376 Cromwell LLC, 175th Street DE LLC, Boston Rd LLC, Bronx River LLC, Bruckner Blvd LLC, 1980 White Plains Road, 552 Van Buren LLC, 481 Grand LLC, 2047 Pitkin LLC, Sheffield Ave LLC, Cropsey Ave LLC, 9826 Jamaica Ave LLC, 179 Jamaica Avenue Realty LLC, 714 Markley St LLC, Yorktown Heights Storage, LLC, Marbledale Rd LLC, New Rochelle Storage Partners, L.L.C., Wilton Storage Partners L.L.C. and Shelton Storage LLC.*

10.2	Registration Rights Agreement dated as of October 24, 2011 by and between CubeSmart and Wells Fargo Investment Holdings, LLC.

10.3	Waiver of Ownership Limitation.

10.4	Commitment Letter for $100 million Senior Unsecured Term Loan Facility dated October 24, 2011.

99.1	Form of Articles Supplementary relating to Series B Cumulative Redeemable Preferred Shares of Beneficial Interest $0.01 par value per share.

99.2	Press release dated October 24, 2011.

* Exhibits and schedules to this agreement have been omitted as permitted under Item 601 of Regulation S-K and will be furnished supplementally upon request to the Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: October 24, 2011	By:	/s/ Jeffrey P. Foster
		Name:	Jeffrey P. Foster
		Title:	Senior Vice President, Chief Legal Officer & Secretary

CUBESMART, L.P.

	By:	CubeSmart, general partner

Date: October 24, 2011		By:	/s/ Jeffrey P. Foster
		Name:	Jeffrey P. Foster
		Title:	Senior Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

Agreement for Purchase & Sale entered into on October 24, 2011 by and between CubeSmart, L.P. and 200 East 135th Street LLC, 1880 Bartow Avenue LLC, 255 Exterior St LLC, 1376 Cromwell LLC, 175th Street DE LLC, Boston Rd LLC, Bronx River LLC, Bruckner Blvd LLC, 1980 White Plains Road, 552 Van Buren LLC, 481 Grand LLC, 2047 Pitkin LLC, Sheffield Ave LLC, Cropsey Ave LLC, 9826 Jamaica Ave LLC, 179 Jamaica Avenue Realty LLC, 714 Markley St LLC, Yorktown Heights Storage, LLC, Marbledale Rd LLC, New Rochelle Storage Partners, L.L.C., Wilton Storage Partners L.L.C. and Shelton Storage LLC.*

10.2	Registration Rights Agreement dated as of October 24, 2011 by and between CubeSmart and Wells Fargo Investment Holdings, LLC.

10.3	Waiver of Ownership Limitation.

10.4	Commitment Letter for $100 million Senior Unsecured Term Loan Facility dated October 24, 2011.

99.1	Form of Articles Supplementary relating to Series B Cumulative Redeemable Preferred Shares of Beneficial Interest $0.01 par value per share.

99.2	Press release dated October 24, 2011.

* Exhibits and schedules to this agreement have been omitted as permitted under Item 601 of Regulation S-K and will be furnished supplementally upon request to the Securities and Exchange Commission.